Exhibit 10.8

Grant ID: 1002

FASTBALL HOLDCO, L.P.

CLASS C LP UNIT GRANT AGREEMENT

THIS CLASS C LP UNIT GRANT AGREEMENT (this “Agreement”) is effective as of February 9, 2020 (the “Grant Date”) by and between Fastball Holdco, L.P., a Delaware limited partnership (the “Partnership”) and Joe Jaeger (“Executive”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Partnership Agreement (as defined in Section 20 hereof).

WHEREAS, pursuant to this Agreement, the Partnership will issue to Executive certain units of the Partnership in accordance with the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    Issuance of Units.

(a)    Issuance and Distribution Threshold.

(i)    Upon execution of this Agreement, the Partnership will issue to Executive and Executive will receive from the Partnership, 750,176 Units (as defined in the Partnership Agreement) under the terms of the Partnership Agreement. The Units shall be Class C LP Units under the terms of the Partnership Agreement. The Distribution Threshold of the Units as of the Grant Date is $839,148,175 and may be adjusted as provided in the Partnership Agreement or pursuant to Section 1(h) hereof.

(b)    Partnership Reliance. By execution hereof, Executive acknowledges that the Partnership is relying upon the accuracy and completeness of the representations and warranties contained herein in complying with the Partnership’s obligations under applicable securities laws.

(c)    Tax Election. Executive shall make an effective and timely election with the United States Internal Revenue Service (“IRS”) under Section 83(b) of the Code in the form of Exhibit A attached hereto and shall deliver to the Partnership a copy of such executed Section 83(b) election together with proof of timely filing of the executed Section 83(b) election with the IRS.

(d)    No Certificates. The Units shall be uncertificated unless otherwise determined by the General Partner.

(e)    Executive’s Representations and Warranties. In connection with the grant of the Units hereunder, Executive hereby represents and warrants to the Partnership that:

(i)    Executive is acquiring the Units for Executive’s own account with the present intention of holding such Securities for investment purposes and that Executive has no intention of selling such Securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Executive acknowledges that the Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the

Units will be issued to Executive in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Executive’s representations and agreements contained herein.

(ii)    The execution, delivery and performance by Executive of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (A) any law, rule or regulation applicable to Executive, or (B) any contract to which Executive is a party or by which Executive or any of Executive’s properties or assets may be bound or affected.

(iii)    Executive is an employee of the Partnership Group.

(iv)    Executive has had an opportunity to ask the Partnership and its representatives questions and receive answers thereto concerning the terms and conditions of the Units to be acquired by Executive hereunder and has had full access to such other information concerning the Partnership Group as Executive may have requested in making Executive’s decision to invest in the Units being issued hereunder.

(v)    Executive acknowledges that the Units are subject to the terms and restrictions contained in the Partnership Agreement, and Executive has received and reviewed a copy of the Partnership Agreement.

(vi)    Executive will not sell or otherwise transfer, assign, convey, exchange, mortgage, pledge, grant or hypothecate any Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any such transfer of Units by Executive or subsequent holders of Units will be in compliance with the provisions of this Agreement and the Partnership Agreement.

(vii)    Executive has all requisite legal capacity and authority to carry out the transactions contemplated by this Agreement and the Partnership Agreement, and the execution, delivery and performance by Executive of this Agreement and the Partnership Agreement and all other agreements contemplated hereby and thereby to which Executive is a party have been duly authorized by Executive.

(viii)    Executive has only relied on the advice of, or has consulted with, Executive’s own legal, financial and tax advisors, and the determination of Executive to acquire the Units pursuant to this Agreement has been made by Executive independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Partnership Group which may have been made or given by any other Person (including all Persons acquiring Units on the Grant Date) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a holder of Units.

(ix)    Executive is not acquiring the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting, or any solicitation of a subscription by a Person not previously known to Executive in connection with investments in Securities generally.

(f)    The Partnership’s Representations and Warranties. In connection with the grant of the Units hereunder, the Partnership hereby represents and warrants to Executive that:

(i)    The execution, delivery and performance by the Partnership of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under any law, rule or regulation applicable to the Partnership.

(ii)    The Partnership has all requisite legal capacity and authority to carry out the transactions contemplated by this Agreement and the Partnership Agreement, and the execution, delivery and performance by the Partnership of this Agreement and the Partnership Agreement and all other agreements contemplated hereby and thereby to which the Partnership is a party have been duly authorized by the Partnership.

(g)    Compensatory Arrangements. The Partnership and Executive hereby acknowledge and agree that this Agreement has been executed and delivered, and the Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Partnership Group, on the one hand, and Executive, on the other hand. Each of the Units granted hereunder is intended to qualify for an exemption from the registration requirements under the Securities Act, and under similar exemptions under applicable state securities laws. In the event that any provision of this Agreement would cause the Units granted hereunder not to qualify for an applicable exemption from registration under the Securities Act, Executive and the Partnership agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Units to qualify for such an exemption, so long as any such deemed amendment does not adversely affect the rights or increase the obligations of Executive, and if such is the result, the parties agree to act in good faith to amend this Agreement to cause the Units to qualify for such an exemption.

(h)    Adjustments. If there shall occur any change with respect to the outstanding Units by reason of any recapitalization, reclassification, split, reverse split or any merger, reorganization, consolidation, combination, split-up, spin-off, repurchase or exchange of Units or other Securities of the Partnership, or other similar change affecting the Units, the General Partner shall, in the manner and to the extent that it deems appropriate and equitable in its discretion as reasonably exercised, cause an adjustment to be made in the number of Units granted hereunder, the Distribution Threshold and any other terms hereunder that are affected by the event to prevent dilution or enlargement of Executive’s rights and obligations hereunder.

2.    Vesting of Units.

(a)    General. Subject to Executive’s continued Employment through the applicable vesting date (or as otherwise provided in Sections 2(d) and (e)), the Units granted hereunder shall be subject to time and performance vesting in accordance with the terms hereof.

(b)    Time Vesting. Fifty percent (50%) of the Units will be subject solely to time based vesting criteria (the “Time Units”). Subject to Executive’s continued Employment through the applicable vesting date (or as otherwise provided in Section 2(e)), twenty percent (20%) of the Time Units shall become time vested on each of the first five (5) anniversaries of the Vesting Commencement Date. For purposes of this Agreement, the “Vesting Commencement Date” shall be January 31, 2020.

(c)    Performance Vesting. The other fifty percent (50%) of the Units will be subject to both time and performance based vesting criteria (the “Performance Units”). Subject to Executive’s continued Employment through the applicable potential vesting date (or as otherwise provided in Section 2(d)), upon each occurrence of a Realization Event, the number of Performance Units that vest will equal the excess, if any, of (i) the Total Performance Vested Unit Number as of such Realization Event over (ii) the Previously Performance Vested Unit Number as of such Realization Event; provided, that, as of any time, the percentage of the Performance Units that are vested shall not exceed the product of (A) the percentage of the Time Units that are vested as of such time (after giving effect to any accelerated vesting contemplated by Section 2(e)(i)), and (B) the MOM Percentage as of such time. Performance Units that would have vested pursuant to the preceding sentence but for the proviso thereof shall vest at such time as doing so would not violate such proviso.

(d)    Termination of Employment; Forfeitures.

(i)    Upon a termination of Executive’s Employment for any reason:

(A)

all unvested Time Units and all Performance Units that have not satisfied the time vesting condition shall be immediately forfeited for no consideration (even if such Performance Units have satisfied the performance vesting condition prior to such termination), and

(B)

any Performance Units that have satisfied the time vesting condition but not the performance vesting condition shall (x) if such termination of Employment is for any reason other than by the Partnership Group without Cause, be immediately forfeited for no consideration upon the date of such termination, and (y) solely if such termination of Employment is by the Partnership Group without Cause (and other than due to death or permanent disability), remain outstanding and be eligible to satisfy the performance vesting condition upon future Realization Events, subject to a Restrictive Covenant Violation not having occurred (the Performance Units described in this clause (B)(y), the “Post-Termination Vesting Eligible Units”). The General Partner, in its sole discretion, may, at any time during the one-year period following the date of the termination, cause the vesting (and, if applicable, forfeiture) of the Post-Termination Vesting Eligible Units to be determined based on the deemed occurrence of a hypothetical Realization Event on the date of such termination in which the Investor Group shall be deemed to have sold 100% of its interest in the Partnership for cash, cash equivalents and/or Marketable Securities based on the fair market value of such interest, as determined by the General Partner in good faith, and upon exercise of such right, the Partnership shall have the right to repurchase all Post-Termination Vesting Eligible Units that vest as a result thereof pursuant to Section 7.6 of the Partnership Agreement.

(ii)    Upon a termination of Executive’s Employment by the Partnership Group for Cause or upon a Restrictive Covenant Violation, all vested and unvested Units will terminate and be forfeited for no consideration.

(e)    Discretion to Accelerate Vesting; Change of Control; Public Offering; Wind-Up.

(i)    Executive acknowledges that the General Partner may, in its sole discretion (A) vest any and/or all of the unvested Units hereunder at such time or such other time or times and on such other conditions as the General Partner determines and (B) upon a Change of Control, provide for any of the following, including any combination thereof, with respect to all or any portion of the Units (it being understood that, except as is specifically contemplated by clause (z) of this Section 2(e)(i), in no event will any unvested Units that have a fair market value (as determined in good faith by the General Partner) in excess of $0.00 be forfeited without the payment of consideration upon a Change of Control): (x) the Units may be continued, assumed, or have new rights substituted therefor; (y) the Units may be terminated in exchange for an amount of cash equal to the fair market value of the Units (as determined in good faith by the General Partner); and (z) if the Investor Group retains any interest in the Partnership or any successor entity following such Change of Control, all then unvested Performance Units may, in the General Partner’s sole discretion, be tested for vesting in connection with such Change of Control by deeming that the Investor Group sold 100% of its interest in the Partnership in such Change of Control for cash, cash equivalents and/or Marketable Securities, with any Performance Units that do not vest as a result of such testing being automatically forfeited for no consideration upon the consummation of such Change of Control. Notwithstanding the foregoing, upon a Change of Control, if the percentage of Time Units that are vested (the “Time Vested Percentage”) prior to giving effect to this sentence is less than the Realization Percentage, then, upon such Change of Control, the vesting of those Time Units, if any, that are scheduled to vest on the next anniversary of the Vesting Commencement Date shall be accelerated to the date of such Change of Control, provided, that, if such additional vesting would result in the Time Vested Percentage being in excess of the Realization Percentage, the number of Time Units that shall vest upon the Change of Control by virtue of this sentence shall be reduced so that the Time Vested Percentage after giving effect to such accelerated vesting equals the Realization Percentage. Executive acknowledges and agrees that, in the event the General Partner takes any of the foregoing actions, the General Partner shall cause the Partnership to take any actions required with respect to the Units in furtherance thereof. In the event of a termination of Executive’s Employment by the Partnership Group without Cause, which occurs during the twelve (12) month period following a Change of Control, all then-unvested Time Units shall vest in full and the time vesting condition for any Performance Units shall be deemed to have been satisfied.

(ii)    Upon or following an Initial Public Offering, for the avoidance of doubt, the General Partner may adjust the terms of the Units as provided in Section 2.9 of the Partnership Agreement and/or adjust the applicable performance vesting metrics set forth herein in a manner that the General Partner determines in good faith is reasonably equivalent to such vesting schedule set forth above in Section 2(c) (e.g., to a per share price range that the General Partner determines in good faith is generally comparable to the performance vesting criteria described herein).

(iii)    Upon the Wind-Up Date, any Units that remain unvested shall be immediately forfeited for no consideration.

(f)    General Partner Determinations. The General Partner shall in good faith make all determinations necessary or appropriate to determine whether the Units have vested with respect to both the time and performance vesting requirements set forth above. All computations that are to be made under this Agreement in determining whether a performance goal has be achieved shall be calculated taking into account the vesting and payment of any entitlements under outstanding incentive equity awards of the Partnership (including any amounts granted hereunder), such that, if the foregoing performance goals are achieved, but, after the vesting and payment of any entitlements under outstanding incentive equity awards of the Partnership resulting from such achievement, such performance goals would no longer be achieved, or would be achieved to a lesser extent, then such vesting shall not take effect or shall be reduced accordingly. The General Partner’s determinations shall be final, binding and conclusive upon all Persons, absent bad faith.

3.    Restrictions Generally. The Units are subject to the provisions of the Partnership Agreement, which agreement provides, among other things, Partnership call rights, restrictions on transfer and certain drag-along provisions with respect to the Units.

4.    Joinder to Partnership Agreement. If Executive is not already a party to the Partnership Agreement, then Executive hereby agrees to join and become a party to, and the Partnership hereby agrees to accept Executive as a party to, the Partnership Agreement, and this Agreement shall serve as Executive’s joinder to the Partnership Agreement. The Partnership and Executive each acknowledges and agrees that Executive shall be entitled to the applicable rights and benefits, and shall be subject to the applicable obligations under the Partnership Agreement. In the event that Executive fails to timely comply with any of Executive’s obligations under either agreement as determined by the General Partner in its good faith discretion, Executive may be required to immediately forfeit any or all of the Units outstanding at the time of such non-compliance without any consideration being paid therefor. By virtue of the grant of the Units hereunder and Executive’s execution of this Agreement, Executive shall be deemed to have granted a power of attorney to the General Partner in accordance with Section 10.9 of the Partnership Agreement with respect to all Units owned by Executive and acquired by Executive hereunder.

5.    Restrictive Covenants.

(a)    Confidentiality. During the course of Executive’s Employment with the Partnership Group, Executive will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means the Partnership Group’s confidential and/or proprietary information and/or trade secrets that have been developed or used and that cannot be obtained readily by third parties from sources outside of the Partnership Group, including, by way of example and without limitation, all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Partnership Group, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, promotions, pricing, personnel, customers, suppliers, vendors, partners and/or competitors. Executive agrees that Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any Person, other than in the course of Executive’s assigned duties and for the benefit of the Partnership Group, either during the period of Executive’s Employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Partnership Group’s part to maintain the confidentiality of such information, and to use such information only during the course of Executive’s assigned duties and for the benefit of the Partnership Group, in each case, which shall have been obtained by Executive during Executive’s Employment by the Partnership Group (or any predecessors). The foregoing shall not apply to information that (i) was known to Persons outside of the Partnership Group not subject to a duty, directly or indirectly, to the Partnership Group to maintain the confidentiality of such information prior to its disclosure to Executive; (ii) becomes known to Persons outside of the Partnership Group not subject to a duty, directly or indirectly, to the Partnership Group to maintain the confidentiality of such information subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided, that, subject to Section 5(f), Executive provides the Partnership Group with prior notice of the contemplated disclosure and reasonably cooperates with the Partnership Group at the Partnership Group’s expense in seeking a protective order or other appropriate protection of such information). The terms and conditions of this Agreement shall remain strictly confidential, and Executive hereby agrees not to disclose the terms and conditions hereof to any Person or entity, other than immediate family members, legal advisors or personal tax or financial advisors, or prospective future employers, as to the latter, solely for the purpose of disclosing the limitations on Executive’s conduct imposed by the provisions of this Section 5 who, in each case, agree to keep such information confidential.

(b)    Non-Competition.

(i)    In partial consideration for award of the Units, in order to forestall the disclosure or use of Confidential Information as well as to deter Executive’s intentional interference with the contractual relations of the Partnership Group, Executive’s intentional interference with the prospective economic advantage of the Partnership Group and to promote fair competition, Executive agrees that during the period commencing on the Grant Date and ending on the earlier of (i) the second (2nd) anniversary of the date on which Executive and Executive’s Permitted Transferees cease to hold any Units and (ii) the second (2nd) anniversary of the date of Executive’s termination of Employment (the “Restricted Period”), Executive shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, manager, employee, partner, equityholder, member, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any Competitive Business anywhere in which the Partnership Group is engaging in the business as of the earlier to occur between the date on which Executive and Executive’s Permitted Transferees cease to hold any Units and the date of Executive’s termination of Employment; provided, that nothing herein shall prohibit Executive from being, directly or indirectly, a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as Executive does not have any active participation in the business of such corporation.

(ii)    For purposes of this Agreement, “Competitive Business” means the business conducted by the Partnership Group as of the earlier of the date on which Executive and Executive’s Permitted Transferees cease to hold any Units and the date of Executive’s termination of Employment, as such business may be extended or expanded in accordance with a proposal to so extend or expand as to which any steps were taken prior to such date.

(c)    Non-Solicitation. Executive agrees that during the Restricted Period, Executive shall not directly, or indirectly through another Person, for Executive’s own account or for the account of any other Person, engage in Interfering Activities.

(d)    Inventions.

(i)    Executive acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, methods, works of authorship and other work product, whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any Partnership Group resources and/or within the scope of Executive’s work with the Partnership Group and that are made or conceived by Executive, solely or jointly with others, during the period of Executive’s Employment with the Partnership Group, or (B) suggested by any work that Executive performs in connection with the Partnership Group, either while performing Executive’s duties with the Partnership Group or on Executive’s own time, but only insofar as the Inventions are related to Executive’s work as an employee or other service provider to the Partnership Group, shall belong exclusively to the Partnership Group (or its designees), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). Executive will keep full and complete written records (the “Records”), in the manner prescribed by the Partnership Group, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Partnership Group. The Records shall be the sole and exclusive property of the Partnership Group, and Executive will surrender them upon the termination of Executive’s Employment with the Partnership Group, or upon request. Executive will assign to the Partnership Group the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to the period of Executive’s Employment with the Partnership Group, together with the right to file, in Executive’s name or in the name of the Partnership Group (or its designees), applications for patents and equivalent rights (the “Applications”). Executive will, at any time during and subsequent to the period of Executive’s Employment with the Partnership Group, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be reasonably requested from time to time by the Partnership Group to perfect, record, enforce, protect, patent or register the rights of the Partnership Group in the Inventions, all without additional compensation to Executive from the Partnership Group. Executive will also execute assignments to the Partnership Group (or its designees) of the Applications, and give the

Partnership Group and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the benefit of the Partnership Group, all without additional compensation to Executive, but entirely at the expense of the Partnership Group.

(ii)    In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Partnership Group and Executive agrees that the Partnership Group will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to Executive. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Partnership Group, Executive hereby irrevocably conveys, transfers and assigns to the Partnership Group all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of Executive’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, Executive hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that Executive has any rights in the Inventions that cannot be assigned in the manner described herein, Executive agrees to unconditionally waive the enforcement of such rights. Executive hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to Executive’s benefit by virtue of Executive being an employee of or other service provider to the Partnership Group.

(e)    Non-Disparagement. Executive agrees not to make negative comments or otherwise disparage the Partnership Group or its officers, directors, employees, shareholders, members, agents or products, other than in the good faith performance of Executive’s duties to the Partnership Group, while Executive is employed by the Partnership Group and at all times thereafter. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(f)    Permitted Reporting and Disclosure. Notwithstanding any language in this Agreement to the contrary, nothing in this Agreement prohibits or impedes Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, otherwise communicating, cooperating, or filing a complaint with or making other disclosures or complaints to any such agency or entity that are protected under the whistleblower provisions of federal law or regulation; provided, that, in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of the Partnership to make any such reports or disclosures and Executive is not required to notify the Partnership that Executive has made such reports or disclosures. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Partnership’s attorney-client privilege or attorney work product or the Partnership’s trade secrets without prior written consent of the General Partner. An individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(g)    Reasonableness of Covenants. In signing this Agreement, Executive gives the Partnership Group assurance that Executive has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 5. Executive agrees that these restraints are necessary for the reasonable and proper protection of the Partnership Group and its Confidential Information and that each and every one of the restraints is reasonable in respect of subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Executive from obtaining other suitable employment during the period in which Executive is bound by the restraints. Executive acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Partnership Group and that Executive has sufficient assets and skills to provide a livelihood while such covenants remain in force. Executive further covenants that Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 5, and that Executive will reimburse the Partnership Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 5 if the Partnership Group prevails on any material issue involved in such dispute or if Executive challenges the reasonableness or enforceability of any of the provisions of this Section 5. It is also agreed that any member of the Partnership Group will have the right to enforce all of Executive’s obligations to that Affiliate under this Agreement, including without limitation pursuant to this Section 5.

(h)    Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 5 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(i)    Tolling. In the event of any violation of the provisions of this Section 5, Executive acknowledges and agrees that the post-termination restrictions contained in this Section 5 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

(j)    Survival. The obligations contained in this Section 5 hereof shall survive the termination of Executive’s Employment with the Partnership Group and the date on which Executive no longer holds, directly or indirectly, any equity in the Partnership for the periods set forth in the other portions of this Section 5, and shall be fully enforceable thereafter in accordance with the terms hereof.

(k)    Remedies. Executive acknowledges and agrees that the Partnership’s remedies at law for a breach or threatened breach of any of the provisions of this Section 5 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Partnership, without posting any bond or other Security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.

6.    Entire Agreement; Amendments. This Agreement, together the Partnership Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties hereto relating to such subject matter. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Partnership or Executive unless such modification, amendment or waiver is approved in writing by the Partnership and Executive; provided, that the Partnership may modify, amend or waive any provision of this Agreement without the consent of Executive unless such amendment, modification or waiver would adversely affect the rights of Executive hereunder.

7.    Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, email, properly addressed as follows:

(a)    If such notice is to the Partnership, to:

STG-Fairway Holdings, LLC

c/o First Advantage

1 Concourse Parkway NE, Suite 200

Atlanta, GA 30328

Email: bret.jardine@fadv.com

Attention: General Counsel, Bret Jardine

With a copy, which shall not constitute notice, to:

Silver Lake Partners

55 Hudson Yards

550 West 34th Street, 40th Floor

New York, NY 10001

Facsimile:     (212) 981-3564

Email:           andy.schader@silverlake.com

Attention:     Andrew Schader

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile:     (212) 455-3232

Attention:     Kathryn King Sudol

Email:          ksudol@stblaw.com

or at such other address as the Partnership, by notice to Executive, shall designate in writing from time to time.

(b)    If such notice is to Executive, at Executive’s address as shown on the Partnership’s records, or at such other address as Executive, by notice to the Partnership, shall designate in writing from time to time.

8.    Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

9.    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any state or federal court in respect thereof, shall be brought in any state or federal court sitting in the State of Delaware, and each of the Partnership and Executive hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Partnership and Executive hereby irrevocably waives, to the fullest extent permitted by applicable law, any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and hereby further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the Partnership and Executive hereby waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

10.    Compliance with Laws. The issuance of the Units pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any United States and non-United States federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Partnership shall not be obligated to issue the Units pursuant to this Agreement if any such issuance would violate any such laws, rules or regulations.

11.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Partnership and its successors and assigns. Executive shall not assign or otherwise transfer any of Executive’s rights under this Agreement without the prior written consent of the Partnership.

12.    Rights of Executive. Nothing in this Agreement shall interfere with or limit in any way the right of the Partnership Group to terminate Executive’s Employment at any time (with or without Cause), nor confer upon Executive any right to continue in the employ of the Partnership Group for any period of time or to continue Executive’s present (or any other) rate of compensation. Nothing in this Agreement shall interfere with or limit in any way the right of Executive to cease Executive’s Employment with the Partnership Group at any time.

13.    Acknowledgment of Executive. The award of the Units does not entitle Executive to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of Executive’s ordinary salary and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Execution by telecopy, telefax, email attachment or other means of electronic transmission shall be deemed an original execution and given full legal effect.

15.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

16.    Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

17.    Certain Tax Matters. The parties hereto intend that the Units qualify as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 and other related official guidance promulgated by the IRS, and, accordingly, the intention of the parties is that Executive should not recognize any taxable income prior to the sale or exchange of such Units. The Partnership shall, and shall direct the other members of the Partnership Group to, administer any tax reporting obligations with respect to the Units consistent with this intent. However, the Partnership makes no guarantee with respect to the tax treatment of the Units hereunder, and Executive acknowledges that the Partnership makes no warranties as to any tax consequences regarding the Units hereunder, and specifically agrees that the determination of any tax liability or other consequences associated with the holding, vesting or disposition of the Units hereunder is Executive’s sole and complete responsibility and that Executive shall pay all taxes, if any, assessed on the Units or any payments in respect thereof under applicable law.

18.    Market Stand-Off. If requested by the Partnership, the IPO Corporation, or a lead underwriter of any Public Offering (a “Lead Underwriter”), Executive shall irrevocably agree, and by execution of this Agreement shall irrevocably be deemed to have agreed, not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, or otherwise Transfer or dispose of, any interest in any Units or shares of the IPO Corporation or any Securities convertible into, derivative of, or exchangeable or exercisable for such Units or shares, or any other rights to purchase or acquire Units or shares (except shares of the IPO Corporation included in such Public Offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Partnership or the IPO Corporation filed under the Securities Act that a Lead Underwriter shall specify (the “Lock-up Period”). Executive hereby further agrees to sign such documents as may be requested by a Lead Underwriter, the Partnership, or the IPO Corporation to effect the foregoing and agrees that the Partnership or the IPO Corporation may impose stop transfer instructions with respect to Units or shares of the IPO Corporation acquired pursuant to this Agreement until the end of such Lock-up Period.

19.    Employment Agreement Amendment. Executive hereby agrees that the definition of “Cause” in Executive’s employment agreement with the Company or its Subsidiaries or Affiliates in effect on the date hereof is hereby amended effective as of the date hereof to provide that a Restrictive Covenant Violation shall also constitute “Cause.”

20.    Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

(a)    “Aggregate Proceeds” means, with respect to the Investor Group (and without duplication), the (i) aggregate cash or cash equivalents received for all Cash Liquidity Events prior to and including (if applicable) the applicable Realization Event, (ii) the aggregate Market Value (calculated as of the date of the relevant In Kind Distribution) of the Securities distributed in all In Kind Distributions prior to and including (if applicable) the applicable Realization Event, (iii) the aggregate Market Value (calculated as of the date of such Exchange Realization Event) of the Marketable Securities received in all Exchange Realization Events prior to and including (if applicable) such Realization Event and (iv) the amount of (A) all Distributions received through and including (if applicable) the date of such Realization Event minus (B) the amount of all Tax Distributions as of such date, in each case, calculated after deducting any commercially reasonable fees, expenses, discounts or similar amounts paid or owed by the Investor Group to a third party in respect of each such Realization Event. For the avoidance of doubt, any payments received by a party pursuant to a tax receivables agreement or other monetization of tax assets shall not constitute “Aggregate Proceeds”.

(b)     “Business Relation” means any current or prospective partner, client, customer, licensee, supplier, or other business relation of any member of the Partnership Group, or any such relation that was a client, customer, licensee or other business relation within the prior six (6) month period, in each case, with whom Executive transacted business or whose identity became known to Executive in connection with Employment with the Partnership Group.

(c)    “Cost of Units Transferred” means, with respect to any Realization Event, (i) the per Unit cost, as determined in good faith by the General Partner, of the Units acquired by the Investor

Group at any time (excluding any acquisition from a member or former member of the Investor Group) multiplied by (ii) the number of Investor Units (or, without duplication, the equivalent thereof in Public Investor Securities, as applicable) disposed of in all Realization Events up to and including such Realization Event. In the event that members of the Investor Group have acquired Units at different per Unit prices as of any Realization Event, for purposes of clause (i), the weighted average cost of acquisition as of such Realization Event shall be used.

(d)    “Employment” means (i) Executive’s employment if Executive is an employee of the Partnership Group, (ii) Executive’s services as a consultant, if Executive is a consultant to the Partnership Group, and (iii) Executive’s services as a non-employee manager, if Executive is a non-employee member of the Board of Managers of the General Partner.

(e)     “Interfering Activities” means (i) recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Partnership Group to terminate such Person’s employment with or services to (or in the case of a consultant, materially reducing such services to) the Partnership Group, (ii) hiring any individual who was employed by the Partnership Group within the six (6) month period prior to the date of such hiring, or (iii) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Partnership Group, or in any way interfering with the relationship between any such Business Relation and the Partnership Group.

(f)     “Investor Group” means (i) the Initial SLP Investors, (ii) any other Person that is a direct or indirect transferee of Investor Units from any Person described in clause (i), except for a transfer of Investor Units upon a Realization Event, or (iii) upon any liquidation or any other distribution of any Person described in clause (i) or (ii), each of the partners, members or equity holders of any such Person.

(g)    “Investor Units” means the Units beneficially owned by the Investor Group or any Securities (other than Public Investor Securities) received by the Investor Group in respect thereof (other than in a Realization Event).

(h)    “Marketable Securities” means Securities publicly traded on a national securities exchange or the Nasdaq Global Market that (i) are not subject to any of the following: (A) contractual limitations on sale, (B) limitations on sale arising from the need to comply with applicable securities laws relating to insider trading or any insider trading policy of the applicable issuer, or (C) limitations on sale pursuant to securities laws, including limitations pursuant to Rule 144 or Rule 145 promulgated under the Securities Act, and (ii) represent, together with all of Securities of the applicable issuer held by the Investor Group, not more than 10% of the outstanding shares of such issuer.

(i)    “Market Value” means, with respect to Marketable Securities, the average of the daily closing prices for ten (10) consecutive trading days ending on the last full trading day on the exchange or market on which such Securities are traded or quoted. The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (i) on the principal national securities exchange on which shares of the applicable Security are listed or to which such shares are admitted to trading, or (ii) if the shares of the applicable Security not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or any comparable system, as applicable.

(j)    “MOM Percentage” means, with respect to any Realization Event, if: (i) the Aggregate Proceeds divided by the Cost of Units Transferred equals 2.0 or less, 0%; (ii) the Aggregate Proceeds divided by the Cost of Units Transferred equals 3.0 or greater, 100%; and (iii) if the Aggregate Proceeds divided by the Cost of Units Transferred equals a number that is greater than 2.0 but less than 3.0, a percentage between 0% and 100% to be determined using straight-line linear interpolation.

(k)     “Partnership Agreement” means that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 31, 2020, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

(l)     “Partnership Group” means the Partnership and/or any of its Subsidiaries or Affiliates, as the context may require.

(m)     “Previously Performance Vested Unit Number” means, (i) with respect to the first Realization Event, zero and (ii) as of any subsequent Realization Event, the Total Performance Vested Unit Number as of the immediately preceding Realization Event.

(n)    “Public Investor Securities” means Securities of the Partnership or other IPO Corporation of the class that were issued or sold to the public in connection with a Public Offering and which are beneficially owned by the Investor Group.

(o)     “Realization Event” means any transaction or other event in which (i) Investor Units or Public Investor Securities are transferred by any member of the Investor Group to a Person that is not part of the Investor Group for cash or cash equivalents (each such event, a “Cash Liquidity Event”); (ii) Investor Units or Public Investor Securities are distributed by the Investor Group in kind to its partners and/or members (other than to any Permitted Transferee), (each such event, an “In Kind Distribution”); or (iii) Investor Units or Public Investor Securities are exchanged by the Investor Group for Marketable Securities other than Public Investor Securities (each such event, an “Exchange Realization Event”); provided, that if Investor Units or Public Investor Securities are exchanged by the Investor Group for Securities which are not yet Marketable Securities (other than Public Investor Securities), the Exchange Realization Event shall occur as and when such Securities become Marketable Securities.

(p)     “Realization Percentage” means, as of the date of a Realization Event, a fraction (expressed as a percentage) determined by dividing (i) the aggregate number of Investor Units (or Public Investor Securities, without duplication) transferred, exchanged or distributed in all Realization Events prior to and including such Realization Event, by (ii) the number set forth in clause (i) of this definition plus the total number of Investor Units (or Public Investor Securities, without duplication) beneficially owned by the Investor Group after giving effect to such Realization Event.

(q)     “Total Performance Vested Unit Number” means, as of any Realization Event, (i) the total number of Performance Units issued hereunder, multiplied by (ii) the Realization Percentage as of such Realization Event, multiplied by (iii) the MOM Percentage as of such Realization Event.

(r)    “Wind-Up Date” means the earlier of (i) the first date on which the Investor Group no longer holds any equity securities of the Partnership and no longer holds any equity interest received in respect of any such equity securities held or previously held by the Investor Group (other than Marketable Securities issued in exchange for the sale of equity securities of the Partnership) or is deemed to no longer hold such securities as contemplated by the last sentence of Section 2(d)(i)(B), or (ii) a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all of the Partnership’s assets to a Person not affiliated with the Investor Group.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO INCENTIVE UNIT GRANT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FASTBALL HOLDCO, L.P.

By:	/s/ Scott Staples
Name:	Scott Staples
Title:	Member of the Board of Managers

SIGNATURE PAGE TO INCENTIVE UNIT GRANT AGREEMENT

(continued)

EXECUTIVE

/s/ Joseph Jaeger
Executive’s Signature

Executive’s Address

State of Residence: (for purposes of the spousal consent set forth on Exhibit B attached hereto)

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP INTEREST IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

On February 7, 2020, the undersigned executed an incentive unit grant agreement (the “Unit Grant Agreement”) pursuant to which equity interests (the “Incentive Units”) in Fastball Holdco, L.P. (the “Partnership”) were issued in connection with the provision of services by the undersigned to or for the benefit of the Partnership. Pursuant to the Unit Grant Agreement and the Limited Partnership Agreement of the Partnership, dated as of January 31, 2020 (the “Partnership Agreement”), the holder of the Incentive Units is entitled to an interest in Partnership capital exactly equal to the amount paid or to be paid therefor and an interest in Partnership profits, and so the Incentive Units qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as of the date that the Incentive Units are issued. If the relationship under the Unit Grant Agreement ceases, then under certain circumstances the amount that the holder of the Incentive Units will be entitled to receive as a result of a disposition of the Incentive Units may be less than the fair market value thereof. Hence, the Incentive Units are subject to a substantial risk of forfeiture.

Based on Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1) and Revenue Procedures 93-27 and 2001-43, the undersigned believes that neither the undersigned’s execution of the Unit Grant Agreement nor the issuance of the Incentive Units pursuant thereto is subject to the provisions of Section 83 of the Code. In the event that execution of the Unit Grant Agreement or issuance of the Incentive Units is so treated, however, the undersigned desires to have such execution or issuance taxed under the provisions of Section 83(b) of the Code at the time the undersigned executed the Unit Grant Agreement and the Incentive Units were issued.

Therefore, pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units, to report as taxable income for the calendar year 2020 the excess (if any) of the value of the Incentive Units on February 7, 2020 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned is as follows:

Social Security No.:

2.

A description of the property with respect to which the election is being made: The Incentive Units, including any rights therein that the holder of such units acquired under the execution of the Unit Grant Agreement and the Partnership Agreement.

3.	The date on which the property was transferred: February 7, 2020. The taxable year for which the election is made: calendar year 2020.

4.

The restrictions to which the property is subject: If the employment relationship between the undersigned and the Partnership and its affiliates ends, then under certain circumstances the amount that the holder of the Incentive Units will be entitled to receive as a result of a disposition of the Incentive Units may be less than the then current fair market value thereof, including zero ($0).

5.

The fair market value of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27, on the date such property is transferred: zero ($0).

6.	The amount paid for such property: zero ($0).

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SECTION 83(b) ELECTION

A copy of this election has been furnished to the Partnership and each other person to whom a copy is required to be furnished pursuant to Treasury Regulation 1.83-2(d).

Signature: /s/ Joe Jaeger
Print Name: Joe Jaeger
Dated: 2-14-20

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Class C LP Unit Grant Agreement executed by Executive as of the date hereof and that I understand its contents. I am aware that the foregoing Class C LP Unit Grant Agreement, together with the Partnership Agreement (as defined in the Class C LP Unit Grant Agreement), provides for the sale or repurchase of my spouse’s Class C LP Units under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this instrument.

Spouse’s Signature:
Print Name:
Dated:

Witness’ Signature:
Print Name:
Dated:

B-1